SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 30, 2003

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

On July 30, 2004, Inspire Pharmaceuticals, Inc. (the “Company”) completed the offering of 6,900,000 shares (the “Shares”) of common stock, par value $.001 per share, resulting in net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, of approximately $77 million. The offering of the Shares was made pursuant to a prospectus supplement dated July 27, 2004 together with the prospectus dated July 7, 2004 (collectively, the “Prospectus”) under the Company’s shelf registration statement on Form S-3 (File No. 333-114517) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”).

In order to furnish an updated exhibit for incorporation by reference into the Registration Statement, the Company is filing herewith an opinion received from its counsel regarding the validity of the Shares sold pursuant to the Prospectus. Also attached hereto and made a part hereof is a press release regarding the closing of the transaction.

Item 7. Financial Statements and Exhibits.

(C) Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Reed Smith LLP

99.1	Press Release dated July 30, 2004

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Gregory J. Mossinghoff
Gregory J. Mossinghoff
President

Dated: July 30, 2004